Exhibit 99.1

Press Release	Source: Creative Enterprises International, Inc.

Creative Enterprises International, Inc. Begins Quotation
on the Over the Counter Bulletin Board

NEW YORK, June 22, 2006 — Creative Enterprises International, Inc. (OTCBB: CEII.OB) announced today that effective on June 21, 2006, its common stock commenced quotation on the OTC Bulletin Board maintained by the NASD.

‘‘We believe this is a big step in our company’s future as it will broadly expand our reach into the investment markets as the company grows. We have been subject to the SEC’s reporting requirements since December 2005. Earlier this year we filed the company’s first Annual Report on Form 10-KSB for our 2005 fiscal year and the company’s first Quarterly Report on Form 10-QSB for our first fiscal quarter of this year. The transfer of the listing of our common stock to the OTC Bulletin Board is an important step in our growth’’ said Chris Durkin, President and CEO.

About: Creative Enterprises International, Inc.

CEII is a national and international marketing and distribution company that identifies emerging consumer product trends. CEII is the exclusive North American importer and distributor of Jana Natural European Artesian Water(TM) and the exclusive worldwide distributor of Jana Skinny Water(R). For more information on Creative Enterprises International, Inc. please visit http://www.creativepi.com. Product websites are available at http://www.janawater.com and http://www.skinnywater.com

This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. When used in this release, the words ‘‘believe,’’ ‘‘anticipate,’’ ‘‘think,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘will be,’’ ‘‘expect,’’ and similar expressions identify such forward-looking statements. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Creative Enterprises International, Inc.
Christopher Durkin, President & CEO
212-868-5262